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                                                                    EXHIBIT 21.1

                             AMKOR TECHNOLOGY, INC.

                              LIST OF SUBSIDIARIES

A. Amkor Technology Hong Kong, Ltd. a limited liability corporation organized under the laws of Hong Kong (incorporated 11/01/00).

B. Wafer Fabrication Services SARL, a corporation organized under the laws of France.

C. 60% ownership in Amkor/Iwate, KK, a corporation incorporated under the laws of Japan.

D. Guardian Assets, Inc., a Delaware corporation, and its wholly owned subsidiaries:

     1. Amkor Technology Euroservices SARL, a corporation organized under the laws of France.

     2. Amkor Technology Japan, KK., A Corporation Organized under the laws of Japan (Incorporated 07/23/99).

     3. Amkor International Holdings, a corporation organized under the laws of the British Cayman Islands, and its wholly owned subsidiary:

        (a) First Amkor Caymans, Inc., a corporation organized under the laws of the British Cayman Islands, and its wholly owned subsidiaries:

           (i) P-Four, Inc., a corporation organized under the laws of the Philippines and its subsidiary:

               (A) 60% ownership of Amkor Technology Philippines (P3/P4), Inc., both of which are corporations organized under the laws of the Philippines (40% ownership by Amkor Technology Limited):

                   (1) Amkor Anam Precision Machine Corporation, a corporation organized under the laws of Philippines, effective 07/01/99.

               (B) 60% ownership of Amkor Technology Philippines (P1/P2) Inc., organized under the laws of the Philippines (40% ownership by Amkor Technology, Limited).

           (ii) Amkor Technology, Limited (100% wholly owned), a corporation organized under the laws of the British Cayman Islands; and its subsidiary:

               (A) AT Korea (100% wholly owned), a corporation organized under the laws of the Republic of Korea.

               (B) SemiSys Co., Ltd. (100% wholly owned), a corporation
                   organized under the laws of the Republic of Korea.

               (C) 40% ownership of Amkor Technology Philippines (P1/P2) Inc., organized under the laws of the Philippines (60% ownership by P-Four, Inc.).

               (D) 40% ownership of Amkor Technology Philippines (P3/P4), Inc., incorporated organized under the laws of the Philippines:

                    (1) Amkor Anam Precision Machine Corporation, a corporation organized under the laws of the Philippines, effective 07/01/99.